UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Achison Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1040 (Primary Standard Industrial Classification Code Number)

47-2643986 (I.R.S. Employer Identification Number)

Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name: Wanjun Xie Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

It will be practiced as soon as possible after this Registration Statement will become effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)       Smaller reporting company [ X ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares	99,900,000,000	$0.0000001	$9,990	$1.01

Delaying Amendment Letter of Achison Inc

the Company hereby amends the Registration Statement, Form S-1 (File No. 333-211051), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS
November 13, 2016

Achison Inc
Class A Common Share

1. The registrant's name: Achison Inc

2. The title of securities offered: Class A common share; The amount of securities offered: 99,900,000,000 shares; the per share's price: $0.0000001

3. This is our initial public offering and no public market currently exists for our shares of Class A common shares. There isn't currently a market for the securities.

4. All these class A common shares will be sold by the Corporation, There aren't securities that will be offered by the selling security holder on this registration statement.

5. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

6. We will seek to have our shares quoted on the OTC Markets, but there is no guarantee that our shares will be quoted on the OTC Markets.

7. The Corporation is a shell company as defined by Rule 405 of the Securities Act.

8. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering, and this is a best efforts offering.

9. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 5.

10. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

11. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

12. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus dated, November 13, 2016, is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by the Corporation and no other person has been authorized by the Corporation to use this document to offer or sell any of our securities.

Outside Back Cover Page

Until , 2016 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade shares of our Class A common stock, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

1. This summary information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

2. The Corporation is a shell company as defined by Rule 405 of the Securities Act.

3. Blueville Inc. will be the managing company of the Corporation. Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. the Corporation will pay its 10% income before taxes to Blueville Inc. Blueville Inc will charge a reasonable amount from these fund to be the managing fees, the remaining sum will be used to reward all employees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

4. Lansdale Inc. will continue to raise funds by any ways, and continue to support the Corporation.

5. The Corporation is engaging in trading the spot gold and the spot silver in the Singapore's Matrkets. The spot gold is the physical gold, and the spot silver is the physical silver.

6. Gold and silver are international currency. Gold and silver market is an international market. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

7. We believe that the Corporation can gain profit when wel trade the spot gold and the spot silver, so we issue our securities to public.

8. Raise the Corporation's capital from the public markets isn't our important purpose of the initial public offering, but we believe the Corporation will growing up continually.

9. Mailing address and telephone number of our principal executive offices:

Mailing address: 39-06 Main Street, 207, Flushing, NY11354
Telephone number:646-508-6285

10. The conflicts of interest with Wanjun Xie managing companies that are engaged in the same business:

Wanjun Xie is managing Landbay Inc, Achison Inc, Lemont Inc, Linton Inc and Dewriver Inc. All these companies are engaging in trading the spot gold and/or the spot silver. There are the inherent conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry. This is a risk factor.

The reason that we are setting up several companies in same industry:

(1). Several companies, which Wanjun Xie is managing, are in same industry, but all these companies will do businesses in different markets.

Landbay Inc is engaging in trading the spot gold and silver in Canada's markets;
Achison Inc is engaging in trading the spot gold and silver in Singapore's markets;
Lemont Inc is engaging in trading the spot gold and silver in United Kingdom's markets;
Linton Inc is engaging in trading the spot gold in Switzerland's markets;
Dewriver Inc is engaging in trading the spot silver in Switzerland's markets.

Because all these companies are doing businesses in different markets, so the investors can choice to invest in one or more companies which are in different markets. It will disperse and reduce the risk of all investors.

Now, Landbay Inc start to buy and sell the spot gold and the spot silver in Canada's markets. All positions, which Landbay Inc bought in other markets before, will be sold in the future, and after then Landbay Inc will trade gold and silver in Canada's markets only.

(2). If we set up only one company, we must assemble almost our capital in one company. If the price of the spot gold and the spot silver will fall more than 50% within a short time, this company will fall into a crisis situation, and their holding companies (parents companies) won't have enough funds to rescue this company.

Because we set up several companies in same industry, we will split all our capital into several portions, and put each portion capital into each our companies, then each our companies will have a smaller capital. If the price of the spot gold and the spot silver will fall more than 50% within a short time, each our companies will fall into a crisis situation, but their holding companies (parents companies) will have enough funds to rescue all these companies one by one. It will reduce the entire risk of each our companies in same industry.

Risk Factors

1. Risk Factors for Trading Purposes:

(1). Gold or silver's price will slump seriously

If U.S. Federal Reserve will carry on the policies of the great monetary tightening; if some counties will sell a large of gold and silver in the international markets; if the supply of gold or silver will exceed seriously the demend. Gold or silver's price will slump seriously, the Corporation will lose, and the security's price of the Corporation will fall, some investors will lose their part investment.

(2). Gold or silver will lose their financial feartures

If gold or silver will lose their financial features, become the plain meatals, Gold or silver's price will slump serious, even fall to zero, the Corporation will lose its almost assets, even lose all its assets, and the security's price of the Corporation will fall to zero, investors will lose their part investment, even lose their all investment.

2. Risk Factors for Purposes Other Than Trading:

(1). Our Lack of an Operating History

The Corporation is a start-up stage company, and the Corporation lacks an operating history, so the Corporation lack the managing experences, lack the managing systems and lack the human resources, then the Corporation will be facing a lot of the difficult matters. The investors can't know the ability for running the business by the operating historical data, and the investor's risk will raise.

(2). Our Lack of Profitable Operations in Recent Periods

Our lack of profitable operations in recent periods: the Corporation started to run its business since March 26, 2016.

The Corporation didn't have last fiscal year. The Corporation lacks its profitable operation in recent periods. The Corporation lacks the profitable operating history, so the investors can't know the profitable ability of the Corporation by the profitable operating historical data, and the investor's risk will raise.

(3). Our Financial Position

As of September 30, 2016, the total assets of the Corporation were $2,108, the cash and cash equivalents of the Corporation were $1,508, and almost total assets can be changed quickly to become cash. The Corporation's capital can run its business, but the Corporation lacks capital for enlarging its businesses' dimension.

If the Corporation will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

(4). Our lack of Sources of Additional Funding

The Corporation lacks the sources of additional funding. If the Corporation will lose continually, it will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

(5). The Management Beneficially Owner

The management beneficially will owns abount 96% of the Corporation's securities, it is a risk factor that the management has ability to exercise significant control over the Corporation.

(6). The Corporation Dependence on Lansdale Inc

Wanjun Xie is the president of Lansdale Inc, at same time, Wanjun Xie is the president of the Corporation.

Lansdale Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

If Lansdale Inc won't raise enough funds, and Lansdale Inc won't grant enough funds or make enough loans withour interest to the Corporation.

Lansdale Inc is a holding company. It is and will be holding the significant shares of some public companies.

Within two years, Lansdale Inc will try to raise funds from the individuals and the private companies. After two years, Lansdale Inc will continue to raise funds from the individuals and the private companies, at same time, Lansdale Inc will resale some shares of the Corporation or other companies' shares which Lansdale Inc will be holding.

While the share's price of the Corporation will be less than $20/per shares, Lansdale Inc will have an obligation to support the Corporation. After the share's price of the Corporation will be more than $20/per shares, Lansdale Inc won't have an obligation to support the Corporation.

The Corporation will try to raise funds in the future by some ways, to reduce the dependence on Lansdale Inc.

The Corporation won't have any plan to issue additional stocks after this offering, so there aren't any dilution that would be absorbed by existing security holders.

(7). Many factors can affect the price of gold and silver

The special factors are US dollar trend, chaos caused by war, a volatile political situation, a financial crisis in some countries, inflation, oil prices, rate in a country, economic situation, supply and demand relation.

Address the risk being described: Our trading markets, our custodian werehouses and our unused funds will be located in some democratic, legal and market-oriented countries. We will use U.S. Dollars to trade the spot gold and the spot silver. Our unused funds will be deposited by U.S. dollars

(8). If the Broker Companies will Go Bankrupt

If a broker company, which the Corporation will choice for trading the spot gold and the spot silver, will go bankrupt, the unused funds of the Corporation in the brokers' account will be the liquidation assets of the brokers, then the Corporation will make a significant lose. But the spot gold and the spot silver will be owned by the Corporation, it won't be effected by the brokers' bankrupcy.

(9). Our management's lack of experience in the gold and silver trading business

We started to trade the spot gold and the spot silver since March, 2016, so Our management's lack of experience in the gold and silver trading business.

(10). Our management's lack of experience in running a public company

We only run a public company. Its first IPO was starting since June 19, 2016, and its stock is trading in OTC markets, so our management's lack of experience in running a public company.

We are running the public company: Lemont Inc., CIK: 0001617216

3. Address the specific risks to the Corporation that arise from trading in the spot gold and spot silver markets:

(1). We will always hold enough cash to against the risk factors when we are and will be trading the spot gold and the spot silver.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

Ratio of Earnings to Fixed Charges

The Corporation didn't issued debt securities, so there isn't the ratio of earnings to fixed charges.

Use of Proceeds

1. The following table sets forth the use of the proceeds from this offering:

Total Proceeds	$9,990
100%
Less: Offering Expenses
Commission & Finders Fees	$0
Legal & Accounting	$0
Net Proceeds from Offering	$9,990
Use of Net Proceeds	$9,990
Working Capital	$9,990
Total Use of Net Proceeds	$9,990
100%

2. We intend to reserve a significant portion of our proceeds as working capital. We will use a significant portion of the working capital to trade the spot gold and the spot silver.

3. If substantially less than the maximum proceeds are obtained, the priorities order that the proceeds will be used to pay:

(1). Any necessary expenditure, example for the Bank Service Charge, some Office Supplies and some Governmental Fees.
(2). Working Capital.

4. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering, and this is a best efforts offering.

5. There isn't material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering.

6. There isn't any material part of the proceeds is to be used to discharge indebtedness.

7. There isn't any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business.

8. There isn't any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise.

9. The Corporation isn't having or won't anticipates having within the next 12 months some cash flow or liquidity problems.

The Corporation isn't having or won't anticipates having any debt default within the next 12 months.

10. There aren't any arrangements to place the funds in an escrow, trust, or similar account. We have not made any of these arrangements, investors will reduce to trust the Corporation, and some investors won't buy the shares of the Corporation.

11. The specific business plan of the Corporation:

(1). As to the period of time that the proceeds from the offering will satisfy cash requirements, and it won't be necessary to raise additional funds to meet the expenditures required for operating the business in the next six months.

The specific reasons: According agreement between the Corporation and Blueville Inc which is its managing company, Blueville Inc will pay all managing expenses, service expenses, office's expenses and office supplements' expenses for the Corporation, so the Corporation won't lack cash;

(2). There aren't any material product research and development to be performed during the period covered in the plan;

(3). There aren't any anticipated material acquisition of plant and equipment and the capacity thereof;

(4). There aren't any anticipated material changes in number of employees in the various departments such as research and development, production, sales or administration;

(5). There aren't any other material areas which may be peculiar to the registrant's business.

12. The Corporation may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated

Determination of Offering Price

The securities offered are class A common stock, the following factors may be relevant to the price at which the securities are being offered.

1. The last fiscal years of the Corporation is the period from April 1, 2015 to March 31, 2016.

2. As of September 30, 2016, the Corporation's profit (lose) was $11, the Corporation couldn't show offering price as a multiple of earnings, didn't adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price.

3. Net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

As of September 30, 2016, the net tangible book value (If deficit, show in parenthesis) of the Corporation is $2,108 (about $- per share)

4. The Corporation didn't have any options, warrants or rights and conversions of any convertible securities offered.

5. Post-offering value is management implicitly attributing to the entire Corporation by establishing the price per security set forth on the cover page. Post-offering value is $12,008

These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be $0. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be $0.

6. When there was no established public trading market, the Class A common shares of the Corporation was being registered at New York State. There wasn't a gap between the offering price and the market price,

Dilution

1. The dilution (a loss in value per share due to share issuance) won't take place upon the shares distribution.

2. As of September 30, 2016, the net tangible book value (If deficit, show in parenthesis) of the Corporation is $2,108 (Because there aren't any securies to be issued, so it is about $- per share).

3. Because the Corporation didn't issue any securities before,so there isn't the net tangible book value per share before the distribution. The net tangible book value per share after the distribution will be $0.0000001.

4.There isn't the increase in such net tangible book value per share attributable to the cash paid by purchasers of the shares being offered.

5. The amount of the immediate dilution to be suffered by the purchasers will be $0.

Selling Security Holders

There aren't securities that will be offered by the selling security holder on this registration statement.

Plan of Distribution

1. The Corporation is a shell company as defined by Rule 405 of the Securities Act.

2. There are 99,900,000,000 Class A common shares of the Corporation will be issued. Wanjun Xie is the persons that will be offering the securities. He is a officer and director, and he won't have any compensation for selling the securities.

3. About 96,000,000,000 Class A common shares of Achison Inc will be sold to Lansdale Inc, the price is $0.0000001.

Lansdale Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Mr. Wanjun Xie is a director and officer of Lansdale Inc; Liuyan Li is a director of Lansdale Inc.

4. The Corporation won't have any other types of underwriting, such as interest or dividend reinvestment plans that will be involved. The Corporation won't have any plans for non-cash outlays such as acquisition, reorganization, readjustment or succession.

5. 99,900,000,000 Class A common shares is our initial public offering.

The registered securities aren't to be offered in connection with the writing of call options traded (or to be traded) on an exchange.

5. The Corporation won't have any finders (persons or entities who connect two parties for a fee).

6. The Corporation didn't issue any warrant and rights offerings.

7. Wanjun Xie will be selling securities on behalf of the Corporation.

Wanjun Xie isn't subject to a statutory disqualification. Wanjun Xie don't have any commissions or remuneration for this offering. Wanjun Xie isn't a broker-dealer. Wanjun Xie meets all conditions of the Safe Harbor for sales of Securities by officers.

Wanjun Xie's activities will meet the safe harbor provisions set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

8. Wanjun Xie is the president of Lansdale Inc, at same time, Wanjun Xie is the president of the Corporation.

Lansdale Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

Within two years, Lansdale Inc will try to raise funds from the individuals and the private companies. After two years, Lansdale Inc will continue to raise funds from the individuals and the private companies, at same time, Lansdale Inc will resale some shares of the Corporation or other companies' shares which Lansdale Inc will be holding.

While the share's price of the Corporation will be less than $20/per shares, Lansdale Inc will have an obligation to support the Corporation. After the share's price of the Corporation will be more than $20/per shares, Lansdale Inc won't have an obligation to support the Corporation.

The Corporation will try to raise funds in the future by some ways, to reduce the dependence on Lansdale Inc.

The Corporation won't have any plan to issue additional stocks after this offering, so there aren't any dilution that would be absorbed by existing security holders.

The Underwriters' Compensation and the offering Expenses

None!

Description of Securities to be registered:

The securities being offered hereby are Class A Common Share.

1. Outline briefly:

(1). The security won't have dividend in the foreseeable future, exception that the Board of Directors or the majority shareholders will make a new decision for dividend;
(2). The security aren't convertible;
(3). The security won't need to set up a sinking fund;
(4). The security won't need to be redeemed;
(5). One share of the security has one voting right.
(6). There is only one classification of the Board of Directors, and there isn't have the impact of such classification where cumulative voting is permitted or required;
(7). When the Corporation will liquidate, the holders of the security have rights to share the residual properties;
(8). The security won't have preemption rights;
(9). Now, the Corporation don't have liability;
(10). There isn't any restriction on alienability of the securities to be registered;
(11). There isn't any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

2. The rights of holders of such stock may not be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

3. The security isn't a preferred stock.

4. There isn't the rights evidenced by, or amounts payable with respect to, the shares to be registered are, or may be, materially limited or qualified by the rights of any other authorized class of securities.

5. The decision of the majority shareholders would have an effect of delaying, deferring or preventing a change in control of the registrant and that would operate only with respect to an extraordinary corporate transaction involving the registrant (or any of its subsidiaries), such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Interests of Named Experts and Counsel

1. Auditor: Rizwan Ahmed is an auditor of Rizwan Ahemd CPA P.C. , which is a Independent Registered Public Accounting Firm.

Interests of experts: Auditing fees

According the agreement between the Corporation and Blueville Inc, the auditing fees will be paid by Blueville Inc which is the managing company of the Corporation.

2. Legal Counsel: Law Office of Gang Zhou, ESQ is a legal counsel in outside of the corporation.

Interests of experts: Legal service fees

According the agreement between the Corporation and Blueville Inc, the legal service fees will be paid by Blueville Inc which is the managing company of the Corporation.

Description of Business

1. Exact corporate name: Achison Inc

2. State and date of incorporation: State: New York Date: December 29, 2014

3. Street address of principal office: 3906 main Street, 207, Flushing, NY11354

4. The Corporation is trading the spot gold and the spot silver.

We buy the spot gold and the spot silver when the price of the spot gold and the spot silver is low. The physical gold and silver will be stored in the professional storages. We will sell the spot gold and the spot silver when the price of the spot gold and the spot silver is high. The price difference between buy and sell, subtract the trading fees and the custodian fees, will be the profit of the Corporation.

All business of the Corporation is outside of U.S.A, and all trading is outside of U.S.A., but all unused fund is deposited in banks which is in U.S.A..

5. The Corporation is using the BullionVault Service System to be the trading vehicle, to trade the spot gold and the spot silver.

Brokerage fees: According the amount for purchasing and selling gold and silver in one year, the brokerage fees (trading commissions) are 0.5%-0.05% of the trading amount in each times. The discount will be started after the purchasing and selling amount will be more than $75,000.

Share the trading commissions: If an old customer will introduce a new customer, the old customer will receive 25% of the trading commissions of the new customer. Because Achison Inc introduced a customer to BullionVault System, so Achison Inc can receive some share trading commissions.

6. BullionVault service:

The BullionVault service is owned by Galmarley Limited, which is company number 4943684 registered in Great Britain at 12th Floor, Landmark House, Blacks Road, Hammersmith, London W6 9DP.

BullionVault Service System: An electronic platform is used to trade the spot gold and the spot silver. The unused fund is deposited in a specified bank. The physical gold and silver will be stored in the professional storages in Singapore. Customers can use internet to control their account, and place their orders for buying and selling the spot gold and the spot silver.

The Corporation use BullionVault Service System:The Corporation open an account in BullionVault Service System, and watch the price of the spot gold and the spot silver by their electronic platform. The unused fund is deposited in Wells Fargo Bank, N.A. (In U.S.A). The physical gold and silver will be stored in the professional storages in Singapore. We can use internet to control our account, and place our orders for buying and selling the spot gold and the spot silver.

7. Custodian for our spot gold and our spot silver:

(1). Brink's Corporation:

Address: 1801 Bayberry Court, Richmond, VA23226

Our spot gold are deposited in the Singapore gold pool of Brink's.

Our spot silver are deposited in the Singapore silver pool of Brink's.

(2). Loomis International (CH) AG

Address: Gamla Brogatan 36-38, 2nd floor
P.O. Box 702
SE-101 33 Stockholm
Sweden

Our spot gold are deposited in the Singapore gold pool of Loomis International.

Our spot silver are deposited in the Singapore silver pool of Loomis International.

8. Custodian fees and insurance fees:

Gold: 0.12% of the gold amount in each year, including insurance charge. The month's minimum amount is $4.

Silver: 0.48% of the silver amount in each year, including insurance charge. The month's minimum amount is $8.

9. Regulation and safe of the gold and silver's warehouses:

Loomis International and Brink's are independent professional bullion market vault operators and LBMA security transport companies. They have been selected by BullionVault to look after BullionVault gold and silver.

Our vault operators send us bar lists evidencing what they hold in the vault for BullionVault. Every business day BullionVault publish these bar lists on the BullionVault website, and they also publish their custody lists daily.

We can see our own holding, check our totals, and cross check the custody list totals directly to the bar lists.

Someone has to have authority to instruct the vault operators on what to do with our bullion, and BullionVault's management has that authority. So we should be rightfully concerned that controls exist to prevent a dishonest BullionVault manager from authorizing a removal of gold or silver from the vault.

Our bullions are insured. BullionVault is responsible for ensuring that the cover maintained by each vault operator is at least equivalent to the value of all the gold or silver that the vault operator holds on behalf of BullionVault Clients.

BullionVault and its users have a right to expect both Loomis International and Brink's to perform their bullion custodian roles with due care and professionalism.

This trust may be audited by both bullion market officials and the bar's owner.

Within BullionVault our bullion is your outright property.

10. Custodian for our unused fund:

Bank: Wells Fargo Bank, N.A. (In U.S.A)
Mailing Address: PO Box 785997, Philadelphia, PA 19178-5997

11. Describe the industry in which we are participating:

Gold and silver are international currency. Gold and silver market is a international market. The gold and silver can trade the spot gold, the spot silver, the futures gold and the future silver. Many factors can affect the price of the gold and silver. Gold and silver market is most close to the perfect competition in international market.

12. The trends within industry which we are participating:

The supply-demand relationships, the political factors and the markets will affect the price of the gold and silver in gold and silver market. In recent, the trends within the industry: The price of Gold was going down, and the price of silver was going down.

13. Set forth the timing and size of results of our efforts which will be necessary in order for us to be profitable:

In order for the Corporation to be profitable, we will study the supply-demand relationships, the political factors and the internationals markets in every day. it will be good to get opportunities for investing in the spot gold and the spot silver market.

14. The corporation's investment strategy for the spot gold and the spot silver investment is short term hold and trade, and tries to reduce any investing and trading risk.

15. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for the spot gold and the spot silver.

16: How the Corporation plans to reduce its investing and trading risk:

(1). We will always hold enough cash to against the risk factors when we are and will be trading the spot gold and the spot silver.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

17. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for the spot gold and the spot silver.

Now, the Corporation is using its almost working capital to trading the spot gold and the spot silver.

18. The Corporation won't use any trading advisors.

19. Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition:

Gold and silver are international currency. Gold and silver's markets is an international markets. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

20. Effect of existing or probable governmental regulations on the business:

The spot gold trading and the spot silver trading isn't regulated by Commodity Exchange Act. The business of the Corporation is engaging trading the spot gold and the spot silver, so the businesses of the Corporation isn't regulated by by the U.S. Commodity Futures Trading Commission and the National Futures Association.

The Corporation don't engage in trading the gold currencies and the silver currencies, the Corporation don't go in for the business of the gold reserve and the silver reserve, so its business isn't regulated by the Department of the Treasury and the Federal Reserve Board.

US government don't regulate the trading for the spot gold and the spot silver.

21. Number of total employees and number of full-time employees.

Number of total employees is one. Number of full-time employees is one.

22. Reports to security holders:

(1). If we are not required to deliver an annual report to security holders, we will voluntarily send an annual report include audited financial statements to security holders;

(2). We file reports with the Securities and Exchange Commission. We are a reporting company, and we will file Form S-1, Form 10-K, Form 10-Q, Form 8-K, Form 3, Form 4 and Form 5 and other information with the Commission;

(3). The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and the address of that site (http://www.sec.gov). Our Internet address: http://www.xiewanjun.com

Description of Property

1. The Corporation doesn't have lands and buildings, such as plants, mines, oil, and gas.

2. The Corporation didn't purchase any real estate, equipments and patents. The Corporation didn't lease any real estate. The Corporation won't intents to acquire any real estate in the immediate future.

3. The Corporation made an Management Agreement with Blueville Inc. According the agreement, the Corporation will pay 10% income quarterly before taxes to Blueville Inc. Blueville Inc will charge a reasonable amount from these fund to be the managing fees, the remaining sum will be used to reward all employees. and then Blueville Inc will pay the managing expenditures, the office rent, the office supplement, the legal fees, the accounting fees and other service fees. The managing agreement won't be revoked by any one party.

Wanjun Xie, who is the president of the Corporation, is the president of Blueville Inc also.

Legal Proceedings

The Corporation didn't have any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Corporation's business, financial condition, or operations, including any litigation or action involving the Corporation's officers, directors or other key personnel.

Market for Common Equity and Related stockholder Matters

1. Now, the Common Shares of the Corporation didn't trading in any exchange markets, and the Corporation didn't get a share's "Symbol". So the Corporation doesn't have a record for its common market price.

2. The Corporation doesn't have a dividend history. We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be made by our board of directors.

3. Record owners of 5 percent or more of any class of the equity securities of the Corporation:

There aren't any class of the equity securities of the Corporation to be issued.

4. Beneficial owners of 5 percent or more of any class of the equity securities of the Corporation:

There aren't any class of the equity securities of the Corporation to be issued.

ACHISON INC
FINANCIAL STATEMENT (UNAUDITED)
AS OF SEPTEMBER 30, 2016

ACHISON INC
BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2016

ASSETS

Current assets:
Cash & cash equivalents	$1,508
Short Term Investment	$600
Total current assets	$2,108

TOTAL ASSETS	$2.108

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,639
Retained earnings (Deficit)	$(531)
Total stockholder's equity	$2,108

Total liabilities and stockholder's equity	$2,108
ACHISON INC STATEMENT OF REVENUES AND EXPENSES (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO SEPTEMBER 30, 2016
Revenues:
Gain (loss) from Investment	$74
Trading Commissions	$29
Unrealized Gain (lose) from Investment	$(14)

Less:(Fee and commission Expense)	$(78)

Net profit(lose)	$11

Expenses:
Bank Service Charge	$75
Other Supplies	$23
Total Expenses	$98

Excess of Revenues over Expenses before Taxes	$(87)

Provision for Taxes	-
NY State Tax	-
NYC Tax	-

Net income (loss)	$(87)
- ACHISON INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO SEPTEMBER 30, 2016
Shareholders' Equity-APRIL 01, 2016	$1,995

Add: Net (Lose)	$(87)

Add: Additional Paid-in Capital	$200

Less: Additional Paid-out Capital	-

Shareholder's Equity-SEPTEMBER 30, 2016	$2,108
ACHISON INC STATEMENT OF CASH FLOWS (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO MARCH 31, 2016
Cash flows from operating activities:
Net Revenue	$(87)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short term investments	$(543)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(630)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in capital	$200

Net cash provided by (used in) financing activities	$200

Net increase (decrease) in cash and cash equivalents	$(430)

Cash and cash equivalent-April 01, 2016	$1,938

Cash and equivalents-SEPTEMBER 30, 2016	$1,508

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

ACHISON INC
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
SEPTEMBER 30, 2016

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Achison Inc., the Company, incorporated in the State of New York on December 29, 2014, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on December 29, 2014, and the Company started its operations to trade the spot gold and spot silver on March 29, 2016.

These accompanying financial statements of the Company is for the period from April 01, 2016 to September 30, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on September 30, 2016:

Cash in Bank and brokerage accounts $1,508

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Achison Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets. As of September 30, 2016, the Short Term Investment holdings were as follows:

Bullion Property (kg)	(Kg)	Valuation in $(USA)
Zurich Gold	0.002	$84.60
London Silver	0.837	$515.42
Totals		$600.02

NOTE 5. STOCKHOLDER'S EQUITY

The Company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of September 30,2016. In the period from April 1, 2016 to September 30, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Achison Inc. and Achison Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On September 16, 2016, the Company received a promissory letter from Lansdale Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promissory letter, Lansdale Inc. will continue to support Achison Inc. by granting funds or making loans without interest. While the share's price of the Company will be less than $20/per shares, Lansdale Inc. will have an obligation to support the company. After the share's price of the Company exceed $20/per shares, Lansdale Inc. won't have an obligation to support the company. Lansdale Inc. was incorporated in state of New York on August 18, 2014 and it is also owned by Mr. Wanjun Xie.

ACHISON INC
FINANCIAL STATEMENT (UNAUDITED)
AS OF JUNE 30, 2016

ACHISON INC
BALANCE SHEETS (UNAUDITED)
AS OF June 30, 2016

ASSETS

Current assets:
Cash & cash equivalents	$2,112
Short Term Investment	$86
Total current assets	$2,198

TOTAL ASSETS	$2,198

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,639
Retained earnings (Deficit)	$(441)
Total stockholder's equity	$2,198

Total liabilities and stockholder's equity	$2,198
ACHISON INC STATEMENT OF REVENUES AND EXPENSES (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO JUNE 30, 2016
Revenues:
Gain (loss) from Investment	$67
Trading Commissions	$23
Unrealized Gain (lose) from Investment	$(3)

Less: (Fees and Commission Expense)	$(40)

Net profit(lose)	$47

Expenses:
Bank Service Charge	$21
Office Supplies	$23
Total Expenses	$44

Excess of Revenues over Expenses before Taxes	$3

Provision for Taxes
NY State Tax	-
NYC Tax	-

Net income (loss)	$3
- ACHISON INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO JUNE 30, 2016
Shareholders' Equity-April 01, 2016	$1,995

Add: Net (Lose)	$3

Add: Additional Paid-in Capital	$200

Less: Additional Paid-out Capital	-

Shareholder's Equity-JUNE 30, 2016	$2,198
ACHISON INC STATEMENT OF CASH FLOWS (UNAUDITED) FOR THE PERIOD FROM April 01, 2016 TO JUNE 30, 2016
Cash flows from operating activities:
Net Revenue	$3
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short term investments	$(29)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(26)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in capital	$200

Net cash provided by (used in) financing activities	$200

Net increase (decrease) in cash and cash equivalents	$174

Cash and cash equivalent-April 01, 2016	$1,938

Cash and equivalents-June 30, 2016	$2,112

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

ACHISON INC
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2016

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Achison Inc., the Company, incorporated in the State of New York on December 29, 2014, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on December 29, 2014, and the Company started its operations to trade the spot gold and spot silver on March 29, 2016.

These accompanying financial statements of the Company is for the period from April 01, 2016 to June 30, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on June 30, 2016:

Cash in Bank and brokerage accounts $2,112

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Achison Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets. As of June 30, 2016, the Short Term Investment holdings were as follows:

Bullion Property (kg)	(Kg)	Valuation $ (USD)
Zurich Gold	0.002	$85.68

NOTE 5. STOCKHOLDER'S EQUITY

The Company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of June 30,2016. In the period from April 1, 2016 to June 30, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Achison Inc. and Achison Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On September 16, 2016, the Company received a promissory letter from Lansdale Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promissory letter, Lansdale Inc. will continue to support Achison Inc. by granting funds or making loans without interest. While the share's price of the Company will be less than $20/per shares, Lansdale Inc. will have an obligation to support the company. After the share's price of the Company exceed $20/per shares, Lansdale Inc. won't have an obligation to support the company. Lansdale Inc. was incorporated in state of New York on August 18, 2014 and it is also owned by Mr. Wanjun Xie.

ACHISON INC
FINANCIAL STATEMENTS (AUDITED)
MARCH 31, 2016

INDEPENDENT ACCOUNTANTS' AUDIT REPORT

To the Board of Directors and Shareholder(s) of
Achison Inc.
Flushing, NY

I have audited the accompanying balance sheet of Achison Inc. as of March 31, 2016, and the related statement of income, retained earnings, and cash flows for the fiscal year then ended, and the related notes to the financial statements.

The Company's management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

My responsibility is to express an opinion on these financial statements based on my audit. I conducted the audit in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

I believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

In my opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of Achison Inc. as of March 31, 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Rizwan Ahemd CPA P.C.
Rizwan Ahemd CPA P.C.

New Hyde Park, NY
October 31, 2016

ACHISON INC
BALANCE SHEETS (AUDITED)
AS OF MARCH 31, 2016

ASSETS

Current assets:
Cash & cash equivalents	$1,938
Short Term Investment	$57
Total current assets	$1,995

TOTAL ASSETS	$1,995

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,439
Retained earnings (Deficit)	$(444)
Total stockholder's equity	$1,995

Total liabilities and stockholder's equity	$1,995
ACHISON INC STATEMENT OF REVENUES AND EXPENSES (AUDITED) FOR THE YEAR ENDED MARCH 31, 2016
Revenues:
Gain (loss) from Investment	-
Unrealized Gain (lose) from Investment	$5

Less:(Fee and commission Expense)	-

Net profit(lose)	$5

Expenses:
Bank Service Charge	$10
Franchise Tax	$54
Legal & Professional	$250
Total Expenses	$314
Excess of Revenues over Expenses before Taxes	$(309)

Provision for Taxes:
NY State Tax	-
NYC Tax	-

Net income (loss)	$(309)
- ACHISON INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (AUDITED) FOR THE YEAR ENDED MARCH 31, 2016
Shareholders' Equity-April 01, 2015	-

Add: Net (Lose)	$(309)

Add: Additional Paid-in Capital	$2,304

Less: Additional Paid-out Capital	-

Shareholder's Equity-March 31, 2016	$1,995
ACHISON INC STATEMENT OF CASH FLOWS (AUDITED) FOR THE YEAR ENDED MARCH 31, 2016
Cash flows from operating activities:
Net Revenue	$(309)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short Term Investment	$(57)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(366)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in (paid-out) capital	$2,304

Net cash provided by (used in) financing activities	$2,304

Net increase (decrease) in cash and cash equivalents	$1,938

Cash and cash equivalent-April 01, 2015	-

Cash and equivalents-March 31, 2016	$1,938

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	$54

ACHISON INC
NOTES TO FINANCIAL STATEMENTS (AUDITED)
MARCH 31, 2016
(AUDITED)

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Achison Inc., the Company, incorporated in the State of New York on December 29, 2014, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on December 29, 2014, and the Company started its operations to trade the spot gold and spot silver on March 29, 2016.

These accompanying financial statements of the Company is for the period from April 01, 2015 to March 31, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on March 31, 2016:

Cash in Bank and brokerage accounts $1,938

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31,2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Achison Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets.

NOTE 5. STOCKHOLDER'S EQUITY

The Company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of March 31,2016. In the period from April 1, 2016 to March 31, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

As of March 31,2016, the company received $2,000 from its sole shareholder (owner) to use for the initial investment, the company treat it as additional paid in capital. Additionally, the Company's sole owner paid personally, $250 of professional fees which are reflected in the Company's financial statements. During the first quarter of 2016, the company opened a trading account in Bullion Vault which the brokerage firm registered in England, the company used $1,950 for trading the spot gold and the spot silver as the initial investment activity as of March 31,2016.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Achison Inc. and Achison Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On September 16, 2016, the Company received a promissory letter from Lansdale Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promissory letter, Lansdale Inc. will continue to support Achison Inc. by granting funds or making loans without interest. While the share's price of the Company will be less than $20/per shares, Lansdale Inc. will have an obligation to support the company. After the share's price of the Company exceed $20/per shares, Lansdale Inc. won't have an obligation to support the company. Lansdale Inc. was incorporated in state of New York on August 18, 2014 and it is also owned by Mr. Wanjun Xie.

ACHISON INC
FINANCIAL STATEMENTS (AUDITED)
MARCH 31, 2015

INDEPENDENT ACCOUNTANTS' AUDIT REPORT

To the Board of Directors and Shareholder(s) of
Achison Inc.
Flushing, NY

I have audited the accompanying balance sheet of Achison Inc. as of March 31, 2015, and the related statement of income, retained earnings, and cash flows for the fiscal year then ended, and the related notes to the financial statements.

The Company's management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

My responsibility is to express an opinion on these financial statements based on my audit. I conducted the audit in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

I believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

In my opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of Achison Inc. as of March 31, 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Rizwan Ahemd CPA P.C.
Rizwan Ahemd CPA P.C.

New Hyde Park, NY
October 31, 2016

ACHISON INC
BALANCE SHEETS (AUDITED)
AS OF MARCH 31, 2015

ASSETS

Current assets:
Cash & cash equivalents	-
Short Term Investment	-
Total current assets	-

TOTAL ASSETS	-

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0 share issued and outstanding	-
Additional paid-in capital	$135
Retained earnings (Deficit)	$(135)
Total stockholder's equity	-

Total liabilities and stockholder's equity	-
ACHISON INC STATEMENT OF REVENUES AND EXPENSES (AUDITED) FOR THE PERIOD FROM DECEMBER 29, 2014 (Inception) TO MARCH 31, 2015
Revenues:
Gain (loss) from Investment	-
Unrealized Gain (lose) from Investment	-

Less:(Fee and commission Expense)	-

Net profit(lose)	-

Expenses:
Bank Service Charge	-
Franchise Tax	-
Legal & Professional	-
Organizational	$135
Total Expenses	$135

Excess of Revenues over Expenses before Taxes	$(135)

Provision for Taxes:
NY State Tax	-
NYC Tax	-

Net income (loss)	$(135)
- ACHISON INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (AUDITED) FOR THE PERIOD FROM DECEMBER 29, 2014 (Inception) TO MARCH 31, 2015
Shareholders' Equity-December 29, 2014	-

Add: Net (Lose)	$(135)

Add: Additional Paid-in Capital	$135

Less: Additional Paid-out Capital	-

Shareholder's Equity-March 31, 2015	-
ACHISON INC STATEMENT OF CASH FLOWS (AUDITED) FOR THE PERIOD FROM DECEMBER 29, 2014 (Inception) TO MARCH 31, 2015
Cash flows from operating activities:
Net Revenue	$(135)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short Term Investment	-
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(135)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in (paid-out) capital	$135

Net cash provided by (used in) financing activities	$135

Net increase (decrease) in cash and cash equivalents	-

Cash and cash equivalent-December 29, 2014 (inception)	-

Cash and equivalents-March 31, 2015	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

ACHISON INC
NOTES TO FINANCIAL STATEMENTS (AUDITED)
MARCH 31, 2015
(AUDITED)

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Achison Inc., the Company, incorporated in the State of New York on December 29, 2014, is engaged in the investment activities of the spot gold and silver trading.

Since its inception, the Company had no business activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

These accompanying financial statements of the Company is for the period from December 29, 2014 to March 31, 2015.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31,2015.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Achison Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets.

NOTE 5. STOCKHOLDER'S EQUITY

The Company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of March 31,2015. In the period from December 29, 2014 to March 31, 2015, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTION

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

NOTE 7. SUBSEQUENT EVENTS

The company was incorporated on December 29, 2014, and the Company started its operations to trade the spot gold and spot silver on March 29, 2016.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Achison Inc. and Achison Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On September 16, 2016, the Company received a promissory letter from Lansdale Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promissory letter, Lansdale Inc. will continue to support Achison Inc. by granting funds or making loans without interest. While the share's price of the Company will be less than $20/per shares, Lansdale Inc. will have an obligation to support the company. After the share's price of the Company exceed $20/per shares, Lansdale Inc. won't have an obligation to support the company. Lansdale Inc. was incorporated in state of New York on August 18, 2014 and it is also owned by Mr. Wanjun Xie

Selected Financial Data

The corporation started to operation its business since march 26, 2016. The statements of income data is for the six months ended September 30, 2016.

Six Months Ended September 30, 2016
Statements of Operations Data:
Revenue	$11
Expenses:
Bank Service Fees	$75
Office Supplies	$23
Total Expenses	$98
Excess of Revenues over Expenses before Taxes	$(87)
Provision for Taxes:
NY State Tax	-
NYC Tax	-
Net income (Lose)	$(87)

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$1,508
Short term investment	$600
Property and equipment, net	-
Total assets	$2,108
Total liabilities	-
Total stockholders' equity	$2,108

Supplementary Financial Information

The Corporation didn't have any item which looks for changes caused by such events as: disposals of business segments; extraordinary, unusual or infrequently occurring items; and matters related to gas and oil.

Management's Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with the financial statements of Landbay Inc., and the related notes included elsewhere in this statement. The historical financial data discussed below reflects the historical results and financial position of Landbay Inc. In addition, this discussion and analysis contains forward looking statements and involves numerous risks and uncertainties, including those described under "Cautionary Note Regarding Forward-Looking Statement" and "Risk Factors". Actual results may differ materially from those contained in any forward looking statements.

Overview

Industry Environment

The Corporation was trading the spot gold and the spot silver.

The business was impacted by the international circumstances, and the business was impacted by the market's analysis and market's prediction of the Corporation:

(1). US dollar is appreciation; the international political situation is stable; a financial status and the economy status in some countries are good; deflation in some countries happen; the rate of US dollar is fall, demand exceed supply seriously, and so on, the price of gold and silver will going down. This is the opportunity that the Corporation will buy and hold the spot gold and the spot silver.

(2). US dollar is depreciation; chaos caused by war; a volatile international political situation; a financial crisis in some countries; inflation in some countries; the rate of US dollar is raising, supply exceed demand seriously, and so on, the price of gold and silver will going up. This is the opportunity that the Corporation will sell its spot gold and its spot silver, and gain profits.

(3). We don't consider these to be a known trend or uncertainty that our reasonable expect will have a material impact on the company's liquidity, capital resources or results of operations.

We tried to reduce the risk when we were trading the spot gold and the spot silver:

(1). We will always hold enough cash to against the risk factors when we are and will be trading the spot gold and the spot silver.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

Primary Sources of Revenues

The primary sources of revenues of the Corporation were trading income and other incomes.

Primary Expenses

The primary expenses are the management expenditure, the trading expenditures and the bank fees.

Components of Results of Operations

Revenue

Trading incoming: The primary incomes of the Corporation were trading the spot gold and the spot silver.

Cost of Revenue and Operating Expenses

Cost of revenue: The cost of revenue was the trading fees and the custodian's fees.

Management expenditure: the Corporation will pay the managing fees quarterly to the Blueville Inc, which is the managing company of the Corporation.

Results of Operations

The following tables set forth our condensed statements of income data:

Ended September 30, 2016
For the Period from April 01, 2016 to September 30, 2016
Revenue	$11
Expenses:
Bank Service Charges	$75
Office Supplies	$23
Total Expenses	$98
Excess of Revenue over Expenses before Taxes	$(87)
Provision for Taxes:
NY State Tax	-
NYC Tax	-
Net income (lose)	$(87)
The following table set forth our condensed statements of income data (as a percentage of revenue):
21 Back to Table of Contents Revenue
Ended September 30, 2016
For the Period from April 01, 2016 to September 30, 2016
Revenue:
Short term investment income	$99
Total revenue	$99
Cost of Revenue
Ended September 30, 2016
For the Period from April 01, 2016 to September 30, 2016
Cost of revenue	$78
Percentage of revenue	79%
Corporation income taxes
Ended September 30, 2016
For the Period from April 01, 2016 to September 30, 2016
Corporation income taxes	-
Effective tax rate	-

Full Fiscal Years

The Corporation was registered in New York State on December 29, 2014 and the Corporation started to run its business since march 26, 2016, so we can discuss the financial condition, changes in financial condition and results of operations of the Corporation since April 01, 2016 to September 30, 2016.

Liquidity and Capital Resources

Our capital resources were from the investment of the director. Our Capital Resources sources were our cash. Cash were $1,508 as of September 30, 2016.

Cash Provided by Operating Activities

$600 cash was invested in the spot gold and the spot silver trading as of September 30, 2016.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2016.

Contractual Obligations

The Corporation didn't have any contractual obligations as of September 30, 2016.

Obligations or Liabilities

The Corporation didn't have any obligations or liabilities (including contingent obligations or liabilities) as of September 30, 2016.

Contingencies

The Corporation didn't have any contingencies as of September 30, 2016.

Material Favorable Impact on Net Revenues or Income

The Corporation didn't have any material favorable impact on net revenues or income as of September 30, 2016.

Inflation and Other Changes in Prices

The inflation and other changes in prices didn't impact the Corporation's net revenues and income from continuing operations.

Plan of Operation

(1). Before December 31, 2016 (about next 3 months), we use small funds which is almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the register in SEC for issuing shares.

(2). Before March 31, 2017 (next 6 months), we use small funds which is almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the shares' issuing, to raise funds.

(3). Before June 30, 2017 (next 9 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to finish the register in FINRA and DTC for trading our stocks in OTC markets.

(4). Before September 30, 2017 (next 12 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to raise more funds by any ways.

An approximate timeframe to the point of generating revenue: June 1, 2016

Milestones

1st event or milestone:

Event or milestone: Start to profit in trading the spot gold and the spot silver.

Expected manner of occurrence or method of achievement: Study the gold and silver market, and try to do our best in trading the spot gold and the spot silver. The Corporation's income will be reinvested to achieve increasing the share's price.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2016.

2nd event or milestone:

Event or milestone: The business will be running normally, to increase capital, to increase profit.

Expected manner of occurrence or method of achievement: The Corporation's income will be reinvested to achieve increasing the share's price. Lansdale Inc will grant its fund to support the Corporation. Lansdale Inc. will continue to raise funds by any ways, and continue to support the Corporation.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2017.

If the Corporation of delays in achieving each of the events or milestones within the above time schedule, the profit capacity of the Corporation will be serious to decrease, the Corporation's liquidity will be serious to decrease; even the Corporation's liquidity will be exhausted. The faith of the Corporation's shareholder will be serious to decrease, they will undersell the shares of the Corporation, and the share's price of the Corporation will be falling.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the assumptions and estimates associated with revenue recognition for Payments and other fees, income taxes and share-based compensation have the greatest potential impact on our condensed financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Quantitative and Qualitative Disclosures About Market Risk

As a result of our operating and financing activities, we are exposed to market risks such as interest rate risk, foreign currency exchange rate risk and credit risk. We have implemented policies and procedures designed to measure, manage, monitor and report risk exposures, which are regularly reviewed by the appropriate management and supervisory bodies.

The Corporation started to run its business since March 26, 2016, so the Corporation shall provide, in the register statement, quantitative information about market risk as of the end of September 30, 2016, and the period was from December 29, 2014 to September 30, 2016.

Interest Rate Risk

Our have exposure to market risk for changes in interest rates relating to our cash and cash equivalents, short-term and long-term investments, short-term and long-term restricted cash and investments, and indebtedness.

As of September 30, 2016, our cash and cash equivalents were $1,508, short-term investments were $600, long-term investments were $0, short-term restricted cash and investments were $0, long-term restricted cash and investments were $0, and indebtedness were $0. All these investments are denominated in U.S. dollars. The changes in interest rates don't impact the earnings of the Corporation.

A hypothetical decrease in long-term interest rates to zero basis points would not impact annual pre-tax earnings as of September 30, 2016, assuming no change in the amount or composition of our cash and cash equivalents, short-term and long-term investments and short-term and long-term restricted cash and investments.

As of September 30, 2016, we had $0 in outstanding debt. A hypothetical 100 basis point increase in long-term interest rates would not impact annual pre-tax earnings as of September 30, 2016, assuming no change in the volume or composition of our outstanding indebtedness and no hedging activity.

F oreign Currency Exchange Rate Risk

1. Market Risk for Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

2. Market Risk for Other than Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

3. Credit Risk

We are exposed to credit risk in our operations in the event of a brokerages default. We limit our exposure to credit risk by rigorously selecting the brokerages with which we make our trading.

An ongoing review is performed to evaluate changes in the status of brokerages. In addition to the intrinsic creditworthiness of brokerages.

For a summary of the risks associated with this investment activity and how these risks are mitigated, see "Risk Factors" in the registered statement.

Impact of Inflation

We have not been adversely affected by inflation when we are trading the spot gold and the spot silver. In the event of inflation, we believe that we will be able to pass on any price increases to our business, as the prices that we charge are not governed by long-term contracts.

Evaluation of Disclosure Controls and Procedures

None

Changes in Internal Controls over Financial Reporting and Statement

None

Directors, Executive Officers, Promoters and Control Persons

1. Mr. Wanjun Xie will charge all managing affairs, operation affairs and financial affairs.

An Accountant Service Agency will assist part of the Corporation's financial management affairs and all reporting Taxes affairs.

2. Number of Directors: Two

Directors' name: Ms. Liuyan Li and Mr. Wanjun Xie

Mr. Wanjun Xie is the promoter and control person.

(1). Name: Wanjun Xie

Title: President
Age: 49
Office Street Address: 3906 Main Street, 207, Flushing, NY11354
Telephone No.: (646) 508-6285

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: president
Start date of position held: May, 2001
Job responsibilities: charge all affairs.

Education:
Degrees: bachelor
Schools: Beijing Agriculture Engineer University (in China)
Date: 09/1987-06/1991

(2). Name: Liuyan Li

Title:chairwoman of the Directors' Board
Age: 49
Title: director
Office Street Address: 3906 Main Street, 207, Flushing, NY11354
Telephone No.: (718) 813-3322

Name of employers, titles and dates of positions held during past five years with an indication of job responsibilities.

Name of employers: China Democracy Party Foundation
Title: secretary
Start date of position held: Jun., 2006
Job responsibilities: charge all administration affairs.

Education:

Degrees: bachelor
Schools: Guangxi Normal University (in China)
Date: 09/1987-06/1991

Now, Wanjun Xie and Liuyan Li will continue to charge all affairs of China Democracy Party Foundation, but they are volunteers to work for China Democracy Party Foundation. Now, Wanjun Xie and Liuyan Li are self-employed.

Wanjun Xie continues to be employed by China Democracy Party Foundation, but he don't receive salaries from CDPF. All his income came from his self-employed, so Wanjun Xie is self-employed now.

Principal Business of China Democracy Party Foundation (CDPF)

CDPF is a not-for-profit organization in U.S.A. CDPF is trying to work for democracy, freedom, fairness and justice in China. CDPF is trying to bring the value view and the politic system of U.S.A . to China. CDPF is trying to build a multi-party political system in China in the future.

3. The business experiences of Wanjun Xie and Liuyan Li during the past five years:

(1). Name: China Democracy Party Foundation Inc

Principal business: No-for-profit, promoting democracy, freedom and human right in China.

Wanjun Xie is president of China Democracy Development Foundation Inc. Liuyan Li is secretary of China Democracy Party Foundation Inc.

(2). Name: China Democracy Development Foundation Inc

Principal business: No-for-profit, promoting democracy, freedom and human right in China.

Wanjun Xie is president of China Democracy Development Foundation Inc. Liuyan Li is secretary of China Democracy Development Foundation Inc.

(3). Name: American Quickclean Inc

Principal business: mail boxes service.

Wanjun Xie is a director and manager of American Quickclean Inc. Liuyan Li is a director and manager of American Quickclean Inc.

(4). Name: Lansdale Inc

Principal business: holding company

Wanjun Xie is a director and president of Lansdale Inc. Liuyan Li is a director of Lansdale Inc.

(5). Name: Larison Inc

Principal business: holding company

Wanjun Xie is a director and president of Larison Inc.

(6). Name: Blueville Inc

Principal business: managing service

Wanjun Xie is a director and president of Blueville Inc.

(7). Name: Lemont Inc

Principal business: engaging in trading the spot gold and the spot silver in United Kingdom's Markets, and engaging in trading the foreign exchange.

Wanjun Xie is a director and president of Lemont Inc. Liuyan Li is a director of Lemont Inc.

(8). Name: Landbay Inc

Principal business: engaging in trading the spot gold and the spot silver in Canada's Markets.

Wanjun Xie is a director and president of Landbay Inc.

(9). Name: Linton Inc

Principal business: engaging in trading the spot gold in Switzerland's Markets.

Wanjun Xie is a director and president of Linton Inc.

(10). Name: Dewriver Inc

Principal business: engaging in trading the spot silver in Switzerland's Markets.

Wanjun Xie is a director and president of Dewriver Inc.

(11). Name: Achison Inc

Principal business: engaging in trading the spot gold and the spot silver in Singapore's Marketsr.

Wanjun Xie is a director and president of Achison Inc. Liuyan Li is a director of Achison Inc.

4. Wanjun Xie's promoters experience with other filers including filers that have and have not become qualified or effective:

(1). Name: Lemont Inc

CIK: 0001617216

The filer has become qualified.

Principal business: engaging in trading the spot gold and the spot silver in United Kingdom's Markets, and engaging in trading the foreign exchange.

Wanjun Xie is a director and president of Lemont Inc.

(2). Name: Landbay Inc

CIK: 0001627572

The filer has not become effective.

Principal business: engaging in trading the spot gold and the spot silver in Canada's Markets.

Wanjun Xie is a director and president of Landbay Inc.

(3). Name: Linton Inc

CIK: 0001667790

The filer has not become effective.

Principal business: engaging in trading the spot gold in Switzerland's Markets.

Wanjun Xie is a director and president of Linton Inc.

(4). Name: Achison Inc

CIK: 0001672571

The filer has not become effective.

Principal business: engaging in trading the spot gold and the spot silver in Singapore's Markets.

Wanjun Xie is a director and president of Achison Inc.

(5). Name: Dewriver Inc

The Corporation will file in SEC.

Principal business: engaging in trading the spot silver in Switzerland's Markets.

Wanjun Xie is a director and president of Dewriver Inc.

4. The conflicts of interest with Wanjun Xie managing companies that are engaged in the same business:

Wanjun Xie is managing Landbay Inc, Achison Inc, Lemont Inc, Linton Inc and Dewriver Inc. All these companies are engaging in trading the spot gold and/or the spot silver. There are the inherent conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry. This is a risk factor.

5. The reason that we are setting up several companies in same industry:

(1). Several companies, which Wanjun Xie is managing, are in same industry, but all these companies will do businesses in different markets.

Because all these companies are doing businesses in different markets, so the investors can choice to invest in one or more companies which are in different markets. It will disperse and reduce the risk of all investors.

(2). If we set up only one company, we must assemble almost our capital in one company. If the price of the spot gold and the spot silver will fall more than 50% within a short time, this company will fall into a crisis situation, and their holding companies (parents companies) won't have enough funds to rescue this company.

Because we set up several companies in same industry, we will split all our capital into several portions, and put each portion capital into each our companies, then each our companies will have a smaller capital. If the price of the spot gold and the spot silver will fall more than 50% within a short time, each our companies will fall into a crisis situation, but their holding companies (parents companies) will have enough funds to rescue all these companies one by one. It will reduce the entire risk of each our companies in same industry.

6. Our company will handle the conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry:

(1). All our companies, which are engaging in same industry, will do businesses in diffrent market.

Landbay Inc is engaging in trading the spot gold and silver in Canada's markets;
Achison Inc is engaging in trading the spot gold and silver in Singapore's markets;
Lemont Inc is engaging in trading the spot gold and silver in United Kingdom's markets;
Linton Inc is engaging in trading the spot gold in Switzerland's markets;
Dewriver Inc is engaging in trading the spot silver in Switzerland's markets.
Now, Landbay Inc start to buy and sell the spot gold and the spot silver in Canada's markets. All positions, which Landbay Inc bought in other markets before, will be sold in the future, and after then Landbay Inc will trade gold and silver in Canada's markets only.
(2). All our companies, which are engaging in same industry, won't have any businesses each other.

7. Wanjun Xie's experience in running a public company:

The public company: Lemont Inc
CIK: 0001617216
Stock's Symbol: LEMT

Wanjun Xie is the founder of Lemont Inc, and he is director and president of Lemont Inc.

Executive Compensation

The Corporation is a small corporation, so the Corporation doesn't have any executive compensation.

We confirm that there has been no compensation awarded to, earned by, or paid to any named executive officers or directors for the periods covered in the financial statements included in the amended filing.

Security Ownership of Certain Beneficial Owners and management

The Corporation didn't issue any securities, so it isn't applicable!

Certain Relationships and Related Transactions

1. As of September 30, 2016, the company received $2,200 from its director and officer to use for the initial investment, the company treat it as additional paid in capital.

Transactions with related persons:

(1). Wanjun Xie was the related person, and he was a director and officer of the Corporation.

(2) Wanjun Xie didn't have interest in the transaction with the registrant. Wanjun xie was a director and officer of the Corporation.

(3) The approximate dollar value of the amount involved in the transaction was $2,200.

(4) The approximate dollar value of the amount of Wanjun Xie's interest in the transaction was $0.

(5) This wasn't a case of indebtedness.

Promoters and certain control persons.

The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

A list of all parents of the smaller reporting company showing the basis of control:

The Corporation didn't issue any securities.

2. The relationship between Wanjun Xie with Lansdale Inc:

(1). The name of the related person is Lansdale Inc.

Wanjun Xie is a director and officer of the Corporation, at same time, Wanjun Xie is director, officer and 40% owner of Lansdale Inc.

Liuyan Li is a director of the Corporation, at same time, Liuyan Li is director and 60% owner of Lansdale Inc.

(2). Lansdale Inc didn't buy any securities of Achison Inc before.

After the registering in SEC will be effective, Lansdale Inc will purchase 96,000,000,000 Class A common shares of Achison Inc, it will be about 96% shares of Achison Inc.Lansdale Inc will pay the purchase by cash.

(3). Now, the approximate dollar value of the amount involved in the transaction is $0.

(4). Now, The approximate dollar value of the amount of Lansdale Inc's interest in the transaction is $0.

(5). This won't In the case of indebtedness.

Promoters and certain control persons.

The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is a director and officer of the Corporation, at same time, Wanjun Xie is director, officer and 40% owner of Lansdale Inc.

Liuyan Li is a director of the Corporation, at same time, Liuyan Li is director and 60% owner of Lansdale Inc.

The material terms of agreement:

Lansdale Inc will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest.

3.The relationship between Mr. Xie with Blueville Inc

Transactions with related persons:

(1). The name of the related person is Blueville Inc.

Blueville Inc is the managing company of the Corporation. Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director, officer and 100% owner of Blueville Inc.

(2). Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

(3). The approximate dollar value of the amount involved in the transaction is $25,000.

(4). The approximate dollar value of the amount of Blueville Inc's interest in the transaction is $0.

(5).Now, there aren't any indebtedness between the Corporation and Blueville Inc.

Promoters and certain control persons.

The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director, officer and 100% owner of Blueville Inc.

Liuyan Li is a director of the Corporation.

The material terms of agreement:

(6). The material terms of agreement: Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

This is the table that sets out the nature of all offering expenses.

Offering Expenses
Prepaid SEC Fees	$0
Federal Taxes	$0
State Taxes and Fees	$0
Trustees Fees	$0
Transfer Agents Fees	$0
Legal Fees	$0
Accounting Fees	$0
Total	$0

According for the agreement between the Corporation and Blueville Inc, all service expenditures are and will be paid by Blueville Inc which is the managing company of the Corporation.

Our SEC filing fee was paid by Blueville Inc, so the Prepaid SEC Fees is $0 in the table that sets out the nature of all offering expenses.

Indemnification of Directors and Officers

State the general effect of any statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Recent Sales of Unregistered Securities

There weren't any recent sales of unregistered securities.

Exhibits and Financial Statement Schedules

**3.1.1 Certificate of Incorporation
**3.1.2 Amendment of Certificate of Incorporation (change)
**3.1.3 Amendment of Certificate of Incorporation (stock)
**3.2 Articles of Bylaw
**4 Defining right of Class A Common Stock holders
 *5 Legality Opinion
 *7.1 Report of the Independent Registered Public Accountant Firm (For 2015, Replaced)
 *7.2 the Amended Report of the Independent Registered Public Accountant Firm (For 2016, Replaced)
 *10.1 Managing Agreement (Amended)
**10.2 Promising Letter of Lansdale Inc
  23 The Concent of the Independent Registered Public Accountant Firm

* File amended!
** File previously!

Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ( 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on November 13, 2016 ..

Registrant: Achison Inc

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
(Chief Executive Officer)
Date: November 13, 2016

Signature By, Wanjun Xie
President
(Principal Financial Officer)
Date: November 13, 2016

Signature By, Wanjun Xie
President
(Principal Accounting Officer)
Date: November 13, 2016

Majority of the Board of Directors

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Liuyan Li
Chairman of the Board
(Director)
Date: November 13, 2016

Signature By, Wanjun Xie
President
(Director)
Date: November 13, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
Achison Inc
Date: November 13, 2016